Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of January 14, 2008, by and between WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company with offices at One Boston Place - 19th Floor, Boston, Massachusetts 02109 (“Lender”), and OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”).

Background

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of December 12, 2005 (as amended from time to time, the “Loan Agreement”), as amended by that certain First Amendment to Loan and Security Agreement and Limited Waiver dated as of March 30, 2007.  Capitalized terms used herein without definition shall have the respective meanings as set forth in the Loan Agreement.

At this time, the Borrower has requested that the Lender amend certain terms and conditions of the Loan Agreement.  The Lender has agreed to do so, but only upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1.                                       Incorporation of Terms and Conditions of Loan Agreement.   All of the terms and conditions of the Loan Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.

2.                                       Conditions Precedent.  This Agreement shall not become effective unless and until each of the following conditions has been satisfied, in each case to the satisfaction of the Lender:

(a)                                  The Lender shall have received original counterparts of this Agreement and all documents, instruments and agreements required to be delivered pursuant to the terms of this Agreement, duly executed by each of the parties hereto and thereto;

(b)                                 All actions on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all documents, instruments and agreements required to be delivered pursuant to the terms of this Agreement, shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender; and

(c)                                  The Borrower shall have paid to the Lender all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Agreement.

3.                                       Amendments to Loan Agreement.  From and after the effectiveness of this Agreement, the Loan Agreement shall be amended as follows:

(a)                                  Until such time as the Borrower has requested a Borrowing in accordance with Paragraph 4 below, the Lender shall waive the monthly agency fee required to be paid pursuant to the Fee Letter.

(b)                                 Until such time as the Borrower has requested a Borrowing in accordance with Paragraph 4 below, the Lender shall not issue a Cash Sweep Instruction pursuant to Section 2.7(b) of the Loan Agreement.

(c)                                  Until such time as the Borrower has requested a Borrowing in accordance with Paragraph 4 below, the Borrower shall not be responsible to pay for the costs and expenses of any audits or appraisals conducted by the Lender pursuant to Section 2.11(c) of the Loan Agreement.

(d)                                 Until such time as the Borrower has requested a Borrowing in accordance with Paragraph 4 below, the Borrower shall not be required to deliver the financial and other reports specified in Section 6.2(a)-(h) of the Loan Agreement on a weekly basis; provided, however, that the Borrower shall continue to deliver the Lender a monthly borrowing base certificate (in a form approved by Lender), and a monthly statement of cash deposits; and on a quarterly basis, a Compliance Certificate with the quarterly financial statements and other reports including the reports specified in Section 6.2(a)-(h) to the Lender which are required by the Loan Agreement.

4.                                       Additional Conditions to Advances.  In addition to all other conditions to the obligation of Lender to make any Advances under the Loan Agreement (or to extend any other credit thereunder), the Lender shall have no obligation to make any Advances or other financial accommodations thereunder unless:

(a)                                  The Borrower shall have first provided the Lender with not less than forty-five (45) Business Days’ prior written notice of the Borrower’s intention to request a Borrowing, together with (i) all of the information required pursuant to Section 2.3(a) of the Loan Agreement, (ii) a current Compliance Certificate, (iii) a certification that all representations and warranties contained in the Loan Agreement and the other Loan Documents (collectively, the “Representations and Warranties”) are (except with respect to those Representations and Warranties which relate solely to an earlier date) true, correct and complete in all respects as of the date thereof (and shall be correct as of the date of the requested Borrowing) and, to the extent any of the Representations and Warranties shall not be true, correct and complete in all respects, the Borrower shall provide the Lender with updates thereto and such supporting documentation reasonably requested by the Lender, which Representations and Warranties, as updated, shall be acceptable to the Lender and (iv) and such other information as the Lender may reasonably request; and

(b)                                 The Lender shall have received a satisfactory audit and appraisal of the Borrower’s financial condition and the assets;

(c)                                  The Lender shall have received a business plan containing the Borrower’s Projections for the twelve month period following any notice under clause (a) above, on a month-by-month basis, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender; and

(d)                                 The Borrower shall have paid the Lender a line reactivation fee in the amount of $50,000.00, such fee to be retained by the Lender as a fee in all instances and shall not be applied in reduction of any other Obligations.

Further, upon any Borrowing, all terms and covenants of the Loan Agreement (including any such terms previously suspended by agreement of the Lender) shall be automatically reactivated and shall be in full force and effect.

5.                                       No Further Modification.    Except as expressly modified in the manner set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

6.                                       No Claims; Waiver.  The Borrower acknowledges, confirms and agrees that, as of the date hereof, the Borrower has no knowledge of any offsets, defenses, claims or counterclaims against the Lender with respect to, under or relating to the Obligations, the Loan Documents, or the transactions contemplated therein, and, to the extent that the Borrower has or has ever had any such offsets, defenses, claims or counterclaims arising on or before the date hereof, the Borrower hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.

7.                                       Binding Agreement.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.                                       Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

9.                                       Governing Law; Sealed Instrument.  This Agreement shall be construed, governed, and enforced pursuant to the law of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWER:

OVERSTOCK.COM, INC.

By:	/s/David K. Chidester
Name:	David K. Chidester
Title:	CFO — SVP Finance

LENDER:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ William Chan
Name:	William Chan
Title:	Vice President